Exhibit 99.2

Independent Auditors’ Report

The Board of Directors

IndustryBrains, Inc.:

We have audited the accompanying balance sheet of IndustryBrains, Inc. as of December 31, 2004, and the related statement of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IndustryBrains, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Seattle, Washington

September 30, 2005

INDUSTRYBRAINS, INC.

BALANCE SHEETS

		Unaudited
	December 31, 2004	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$819,938	$782,984
Accounts receivable, net	716,578	1,057,127
Prepaid expenses and other current assets	29,793	22,206

Total current assets	1,566,309	1,862,317
Property and equipment, net	69,365	104,410
Other assets	11,173	11,173

Total assets	$1,646,847	$1,977,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$535,981	$666,218
Accrued expenses and other current liabilities	522,654	586,819
Deferred revenue	299,225	343,749

Total current liabilities	1,357,860	1,596,786
Deferred tax liabilities	7,089	7,879

Total liabilities	1,364,949	1,604,665

Commitments and subsequent events

Stockholders’ equity:
Series A and B preferred stock, no par value, 683 shares authorized, no shares outstanding at December 31, 2004 and at June 30, 2005	—	—
Common stock, no par value, 1,400 shares authorized, 1,211.25 issued and outstanding at December 31, 2004 and at June 30, 2005	343,061	403,951
Accumulated deficit	(61,163)	(30,716)

Total stockholders’ equity	281,898	373,235

Total liabilities and stockholders’ equity	$1,646,847	$1,977,900

See accompanying notes to financial statements.

INDUSTRYBRAINS, INC.

STATEMENTS OF OPERATIONS

		Unaudited
	Year ended December 31, 2004	Six months ended June 30, 2004	Six months ended June 30, 2005
Revenue	$6,692,836	$2,649,395	$5,502,074
Expenses:
Service costs	3,182,339	1,234,047	2,858,327
Sales and marketing (1)	1,640,834	697,704	1,115,163
Product development	265,689	123,942	191,236
General and administrative	433,986	244,226	225,605
Stock based compensation (2)	6,305	—	60,890

Total operating expenses	5,529,153	2,300,036	4,451,221

Income from operations	1,163,683	349,359	1,050,853
Other income:
Interest income	—	—	5,467

Total other income	—	—	5,467

Income before provision for income taxes	1,163,683	349,476	1,056,320
Income tax expense	80,021	6,830	117,156

Net income	$1,083,662	$342,646	$939,164

(1) Excludes stock-based compensation.
(2) Components of stock-based compensation:
Sales and marketing	$6,305	—	$60,890

See accompanying notes to financial statements.

INDUSTRYBRAINS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common stock		Accumulated deficit	Total stockholders’ equity
	Shares	Amount
Balances at December 31, 2003	1,211.25	$336,756	$(308,357)	$28,399
Net income	—	—	1,083,662	1,083,662
Distributions	—	—	(836,468)	(836,468)
Stock based compensation	—	6,305	—	6,305

Balances at December 31, 2004	1,211.25	343,061	(61,163)	281,898
Net income—unaudited	—		939,164	939,164
Distributions—unaudited			(908,717)	(908,717)
Stock based compensation—unaudited	—	60,890		60,890

Balances at June 30, 2005—unaudited	1,211.25	$403,951	$(30,716)	$373,235

See accompanying notes to financial statements.

INDUSTRYBRAINS, INC.

STATEMENTS OF CASH FLOWS

		Unaudited
	Year ended December 31, 2004	Six months ended June 30, 2004	Six months ended June 30, 2005
Cash flows from operating activities:
Net income	$1,083,662	$342,646	$939,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,916	3,777	26,804
Allowance for doubtful accounts and merchant advertiser credits	11,000	—	17,000
Stock based compensation	6,305	—	60,890
Deferred income taxes	5,803	2,507	(1,694)
Change in certain assets and liabilities:
Accounts receivable, net	(470,757)	(170,266)	(357,549)
Prepaid expenses and other assets	(31,506)	(2,437)	10,071
Accounts payable	358,415	134,246	130,237
Accrued expenses and other current liabilities	41,312	16,549	18,359
Deferred revenue	150,159	56,260	44,524

Net cash provided by operating activities	1,173,309	383,282	887,806
Cash flows from investing activities:
Purchases of property and equipment	(77,394)	(34,762)	(61,849)

Net cash used in investing activities	(77,394)	(34,762)	(61,849)
Cash flows from financing activities:
Distributions to stockholders	(446,108)	(86,794)	(862,911)

Net cash used in financing activities	(446,108)	(86,794)	(862,911)

Net increase (decrease) in cash and cash equivalents	649,807	261,726	(36,954)
Cash and cash equivalents at beginning of period	170,131	170,131	819,938

Cash and cash equivalents at end of period	$819,938	$431,857	$782,984

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$76,493	$—	$52,750
Supplemental disclosure of non-cash financing activities:
Stockholder distribution recorded in accrued expenses	$390,360	$104,028	$436,166

See accompanying notes to financial statements.

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

Note 1—Description of Business and Summary of Significant Accounting Policies

a) Description of Business

IndustryBrains, Inc. (the “Company”), a New York State company founded in January 2002, offers media and technology products for the online advertising needs of Web publishers and advertisers, including advertisement serving, analytics and search paid inclusion.

The accompanying unaudited condensed consolidated financial statements of the Company as of June 30, 2005 and for the six months ended June 30, 2004 and 2005 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

b) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase and proceeds in-transit from credit and debit card transactions with settlement terms of less than five days to be cash equivalents. Cash equivalents totaled approximately $95,000 and $775,000 at December 31, 2004 and June 30, 2005, respectively. Cash equivalents consist primarily of money market funds and include credit and debit card in-transit amounts of approximately $95,000 and $66,000 at December 31, 2004 and June 30, 2005, respectively.

c) Fair Value of Financial Instruments

The Company had the following financial instruments as of the periods presented: cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

d) Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. Accounts receivable balances are presented net of allowance for doubtful accounts and allowance for merchant advertiser credits.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts when it estimates probable credit losses in existing accounts receivable. The allowance is determined based on analysis of historical bad debts, customer credit worthiness and current economic trends. Past due balances are reviewed individually for collectibility and account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $11,000 and $16,000 at December 31, 2004 and June 30, 2005, respectively.

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

Merchant Advertiser Credit Reserves

The Company grants merchant advertiser credits to its customers under certain circumstances. The merchant advertiser credit reserve is the Company’s best estimate of the amount of expected future reductions in merchant advertisers’ payment obligations to the Company related to delivered services. The Company determines the merchant advertiser credit reserve based on analysis of historical credits. The merchant advertiser credit reserve was not significant at December 31, 2004 and was $12,000 at June 30, 2005.

f) Property and Equipment

Property and equipment are stated at cost. Depreciation on computers and other related equipment and furniture and fixtures and amortization on purchased and internally developed software is calculated for book purposes on the straight-line method over the estimated useful lives of the assets, generally averaging three years. Repairs and maintenance are charged to expense in the year incurred.

g) Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If such asset group is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds its estimated fair value. Assets to be disposed of would be separately presented on the balance sheet and reported at the lower of their carrying amount or fair value less costs to sell, and would no longer be amortized or depreciated.

h) Revenue Recognition

The Company’s revenue is generated primarily through delivery of performance-based advertising services to merchant advertisers. Performance-based advertising services includes pay-per-click services in which revenue is recognized upon the Company’s delivery of qualified and reported click-throughs to the merchant advertisers which occurs when an online user clicks on any of the merchant advertisers’ listings after it has been placed by the Company or the Company’s distribution partners. The Company follows Staff Accounting Bulletin 104, Revenue Recognition (SAB No. 104). This pronouncement summarizes certain of the Security and Exchange Commission (SEC) staff’s views on the application of accounting principles generally accepted in the United States of America to revenue recognition. Revenue from click-through activity is recognized once persuasive evidence of an arrangement exists, services are performed (clicks are delivered), provided the fee is fixed and determinable and collection is reasonably assured. The Company has no barter transactions.

The Company enters into agreements with various distribution partners to provide merchant advertisers’ listings. The Company generally pays distribution partners based on a specified percentage of revenue or a fixed amount per click-through on these listings. The Company acts as the primary obligor with the merchant advertiser for revenue click-through transactions and is responsible for the fulfillment of services. In accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the revenues derived from advertisers are reported gross based upon the amounts received from the merchant advertiser.

The Company also recognizes revenue for certain agency contracts under the net revenue recognition method. Under these specific agreements, the Company generates revenue from web publishers utilizing its web-

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005 based technologies. The Company is paid an agency fee based on the total amount of the purchase made by the merchant advertiser. Under these agreements, the web publishers engage the merchant advertisers and are the primary obligor, and the Company, in certain instances, is only financially liable to the publisher in its capacity as collection agent for the amount collected from the merchant advertisers.

i) Service Costs

Service costs include network operations and customer service costs that consist primarily of costs associated with providing performance-based advertising services, maintaining the Company’s Web site, credit card processing fees, amortization of internally developed software, network operations, and fees paid to outside service providers that provide and manage the Company’s paid listings and customer services. Customer service and other costs associated with serving the Company’s search results and maintaining the Company’s Web site include depreciation of Web site and network equipment, co-location charges of the Company’s Web site equipment, bandwidth and salaries of related personnel.

Service costs also include user acquisition costs that relate primarily to payments made to distribution partners for access to their online user traffic. The Company enters into agreements of varying durations with distribution partners that integrate the Company’s services into their Web sites and indexes. The primary economic structure of the distribution partner agreements is a variable payment based on a specified percentage of revenue. These variable payments are often subject to minimum payment amounts per click-through. Other economic structures that exist to a lesser degree include: 1) fixed payments, based on a guaranteed minimum amount of usage delivered, 2) variable payments based on a specified metric, such as number of paid click-throughs, and 3) a combination arrangement with both fixed and variable amounts.

j) Advertising Expenses

Advertising costs are expensed as incurred and primarily include trade shows and advertising materials. The amounts for advertising expense were approximately $23,000, $3,000 and $24,000 for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, respectively.

k) Product Development

Product development costs consist primarily of expenses incurred by the Company in the research and development, creation, and enhancement of the Company’s Internet sites and services. Research and development expenses are expensed as incurred and include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality of the services.

Product development costs are expensed as incurred or capitalized into property and equipment in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1). SOP 98-1 requires that cost incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized.

The Company has capitalized certain internal use software and Web site development costs totaling approximately $41,000 during 2004. The estimated useful life of costs capitalized was evaluated for each specific project and ranges from 18 to 36 months. Amortization expense was $11,000, $700, and $11,000 for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, respectively. Capitalized internal use software and Web site development costs are included in property and equipment.

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

l) Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25, issued in March 2000, to account for its employee stock options. Under this method, employee compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to apply the intrinsic value-based method of accounting described above for options granted to employees, and has adopted the disclosure requirements of SFAS No. 123.

The Company recognizes compensation expense over the vesting period utilizing the accelerated methodology described in FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding awards in each period.

		Unaudited
	December 31, 2004	June 30, 2004	June 30, 2005
Net income applicable to common stockholders:
As reported	$1,083,662	$342,646	$939,164
Add: stock-based employee expense included in reported net income, net of related tax effect (1)	5,747	—	55,501
Deduct: stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effect (1)	(11,390)	(2,103)	(22,463)

Pro forma	$1,078,019	$340,543	$972,202

(1)	Amounts, when applicable, are presented net of 8.85% related to City of New York taxes. As a sub-S corporation, the Company is not subject to federal income taxes.

See note 4 for details of the assumptions used to arrive at the fair value of each option grant.

The Company accounts for non-employee stock-based compensation in accordance with SFAS No. 123 and FASB Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

m) Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

n) Concentrations

Accounts receivable The percentages of accounts receivable from customers representing 10% or more of accounts receivable are as follows:

		Unaudited
	December 31, 2004	June 30, 2005
Customer A	17%	0%
Customer B	13%	12%
Customer C	6%	14%

Revenue Substantially all of the Company’s revenue earned from merchant advertisers is generated through arrangements that are short-term in nature. The Company may not be successful in renewing any of these agreements, or if they are renewed, they may not be on terms as favorable as current agreements. The Company may not be successful in entering into agreements with new customers on commercially acceptable terms. In addition, several of these merchant advertisers may be considered potential competitors.

There were no merchant advertisers that represented more than 10% of revenue for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005.

Primarily all of the Company’s revenue earned from merchant advertisers is generated through arrangements with distribution partners that provide search listings. The Company may not be successful in renewing any of these agreements, or if they are renewed, they may not be on as favorable terms. The Company may not be successful in entering into agreements with new distribution partners on commercially acceptable terms. In addition, several of these distribution partners may be considered potential competitors.

The percentage of revenue earned from merchant advertisers supplied by distribution partners representing more than 10% of total revenue is as follows:

		Unaudited
	Year ended December 31, 2004	Six months ended June 30, 2004	Six months ended June 30, 2005
Distribution Partner A	11%	10%	9%

Cash and investments The Company maintains its cash and investments with a single financial institution. At certain times during the year, its cash balance may exceed the $100,000 FDIC insured limit.

At December 31, 2004 and June 30, 2005, the Company had uninsured balances of $625,000 and $617,000, respectively.

o) Income Taxes

The Company utilizes the asset and liability methods of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code commencing January 1, 2004. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax or New York State franchise tax in the accompanying financial statements. The Company is subject to New York City corporate income tax.

p) Guarantees

Indemnification provisions contained within the Company’s customer and distribution partner agreements are generally consistent with those prevalent in the Company’s industry. The Company has not incurred significant obligations under customer and distribution partner indemnification provisions historically and does not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential customer and distribution partner indemnification obligations.

q) Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123-R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion No. 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method. The Company is required to apply SFAS No. 123-R as of the first annual reporting period that begins after December 15, 2005. Thus, the Company’s consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards. The Company does not expect the adoption of SFAS No. 123 (R) to have a material impact on the Company’s financial statements.

Note 2—Property and Equipment

Property and equipment consisted of the following at:

		Unaudited
	December 31, 2004	June 30, 2005
Computers and equipment	$49,319	$111,168
Internally developed software	41,250	41,250

	90,569	152,418
Less accumulated depreciation and amortization	(21,204)	(48,008)

Property and equipment, net	$69,365	$104,410

Depreciation and amortization expense incurred by the Company was approximately $19,000, $4,000 and $27,000 for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, respectively.

Note 3—Related Party Transaction

In September 2003, the Company entered into an agreement for financial consulting services with a stockholder of the Company. The Company was obligated to pay the consultant $5,000 per month if the

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

Company achieves revenue less distribution commissions to affiliated Web sites of $88,000 per month under this agreement. The Company may terminate this agreement by giving the financial consultant 90 days’ notice. Total consulting expense incurred by the Company under this agreement was approximately $60,000, $30,000 and $30,000 for the year ended December 31, 2004 and the six months ended June 30, 2004 and 2005, respectively. The agreement was terminated in July 2005.

At December 31, 2004 and June 30, 2005, shareholder distribution payable included in accrued expenses totaled $390,000 and $436,000, respectively.

Note 4—Stock Option Plan

In January 2004, the Company adopted the 2004 Stock Option Plan (the “Plan”) pursuant to which the Board of Directors, may grant stock options to employees, officers, non-employee directors, and consultants and may be designated as incentive or non-qualified stock options at the discretion of the Board of Directors. The Plan authorizes grants of options to purchase up to 50 shares of authorized but unissued common stock and provides for the total number of shares of common stock for which options designated as incentive stock options may be granted shall not exceed 50 shares. Generally, stock options have 10-year terms.

In January 2004, the Company granted six options to an employee to acquire common stock at an exercise price of approximately $1,053 per share, equal to the then current fair value of the Company’s common stock. The options vest as follows: (i) one third on October 1, 2004, and (ii) 1/24th of the balance of shares on the last day of every succeeding month.

Also, in January 2004, the Company granted six options to an employee to acquire common stock at an exercise price of approximately $1,053 per share, equal to the then current fair value of the Company’s common stock. The options vest as follows: (i) one third on June 16, 2004, and (ii) 1/24th of the balance of shares on the last day of every succeeding month.

In November 2004, the Company granted six options to an employee to acquire common stock at an exercise price of approximately $1,053 per share. The options provides for milestone-based vesting, which is summarized as follows: (i) 2 shares on December 31, 2006 or at any time upon a sale of the Company or substantially all the assets of the Company, (ii) 2 shares in the event the Company (a) closes 44 distribution partner agreements in 2005, or (b) in the event that the Company, upon a Company sale, has closed a number of distribution partner agreements that meets or exceeds the number of such agreements budgeted for the period January 1, 2005 through the date of the Company sale, and (iii) 2 shares if (a) on December 31, 2005 if the Company achieves or exceeds its budgeted revenue for 2005, or (b) in the event the Company, upon a Company sale, has met or exceeded the revenue budgeted for the period January 1, 2005 through the date of the Company sale. These options are accounted for as variable awards because they are performance based.

Under variable plan accounting, compensation expense is measured monthly as the amount by which the fair market value of the shares of the common stock covered by the option grant exceeds the exercise price and is recognized over the option’s vesting period. Increases or decreases in the fair market value of the common stock between the date of grant and the date of exercise result in a corresponding increase or decrease in the measure of compensation expense.

The Company recognized compensation expense of $6,300, $0, and $61,000 for the year ended December 31, 2004 and the six month period ended June 30, 2004 and 2005, respectively.

The fair value for each option grant is estimated at the date of grant using a Black-Scholes option pricing model based on the following assumptions for the year ended December 31, 2004: risk free interest rates of 2.4%

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005 and 3.2% for the January 2004 and November 2004 grants, respectively; no dividends; volatility of 80%; and a weighted-average expected life of 3 years.

The following table summarizes stock option activity:

	Options available for grant	Number of options outstanding	Weighted average exercise price of options outstanding	Weighted average fair value of options granted	Weighted average remaining contractual life
Plan adoption (January 2004)	50	—	$—	$—	—
Granted equal or above fair value	(12)	12	1,053	557	—
Granted below fair value	(6)	6	1,053	13,794	—

Balance at December 31, 2004	32	18	$1,053	$4,970	9.45

A total of 5.36 of the outstanding options were vested and exercisable at December 31, 2004.

Note 5—Income Taxes

The provision for income taxes for the Company consists of the following:

		Unaudited
	Year ended December 31, 2004	Six months ended June 30, 2004	Six months ended June 30, 2005
Current provision
New York City	$74,218	$4,323	$118,850
Deferred provision
New York City	5,803	2,507	(1,694)

Income tax provision	$80,021	$6,830	$117,156

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

		Unaudited
	Year ended December 31, 2004	Six months ended June 30, 2005
Deferred tax assets:
Accrued liabilities not currently deductible	$2,557	$5,041
Deferred tax liabilities:
Excess of tax over financial statement depreciation	7,089	7,879

Net deferred tax liabilities	$4,532	$2,838

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code commencing January 1, 2004. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax or New York State franchise tax in the accompanying financial statements. The Company is subject to New York City corporate income tax.

Prior to this election to be taxed under the provisions of Subchapter S of the Internal Revenue Code on January 1, 2004, the Company had a net operating loss carryforward of approximately $264,000 for federal and state income taxes and New York City corporate income taxes to offset taxable income through the year 2023. As of December 31, 2003, the Company had deferred tax assets of $115,000 with an equal valuation allowance related to federal and New York State income taxes and deferred tax assets of approximately $25,000 with an equal valuation allowance related to New York City income taxes. Effective with the Company’s Subchapter S election, the Company eliminated the deferred tax assets of $115,000 and the corresponding valuation allowance, for federal and state income tax purposes.

During the six months ended June 30, 2004, the Company reversed the $25,000 valuation allowance related to New York City deferred tax assets as management believed it was more likely than not, based on the Company’s profitability, the deferred tax assets would be realized.

Note 6—Commitments

The Company has commitments for future payments related to office facilities leases, equipment leases, and other contractual obligations.

The Company leases office facilities under a sublease agreement commencing in December 2002 and ending in September 2005. Rent expense incurred by the Company under this sublease agreement was approximately $78,000, $37,000 and $51,000 for the year ended December 31, 2004, and the six months ended June 30, 2004 and 2005, respectively.

In July 2005, the Company entered into a sublease agreement for new office facilities at approximately $15,000 per month. The lease expires in November, 2010. The Company is also required to pay a portion of the real estate tax escalation for tax years after the year ending June 30, 2006. These amounts are not included in the schedule below.

The Company has entered into agreements of varying durations with distribution partners that integrate services into their sites and indexes. The Company is contractually obligated to make fixed payments, based on a guaranteed minimum amount of usage delivered.

The following table summarizes future minimum payments on the Company’s contractual obligations as of December 31, 2004:

	Office leases	Equipment leases	Distribution partner obligations	Total
2005	$80,000	$9,000	$326,000	$415,000
2006	—	1,000	65,000	66,000

Total minimum payments	$80,000	$10,000	$391,000	$481,000

INDUSTRYBRAINS, INC.

Notes to Financial Statements

For the year ended December 31, 2004 and unaudited six months ended June 30, 2004 and 2005

Note 7—Subsequent Events

a) On July 18, 2005, the Board of Directors approved a resolution to accelerate the vesting of the unvested portion of all 18 stock options. The Board of Directors further resolved that the fully-vested shares be exercised in connection with a cashless exercise transaction, resulted in the purchase of 17.237 shares of common stock. In connection with the acceleration of the vesting of the unvested stock options and the cashless exercise in July 2005, as described above, the Company recognized an additional $193,000 in compensation expense.

b) On July 27, 2005, Marchex, Inc. acquired IndustryBrains, Inc. for the following consideration, exclusive of acquisition costs:

•	$15.5 million in cash; plus

•	788,046 shares of Marchex, Inc. Class B common stock; plus

•	176,909 shares of restricted Marchex, Inc. Class B common stock issued to the employee shareholders of IndustryBrains which will vest over a two-and-one half year period in installments of 33.34% after each 10 month period during that term.

The shares of Class B common stock, excluding the shares of restricted Class B common stock, were valued at (for accounting purposes) an aggregate amount of approximately $13.4 million.

The shares of restricted Class B common stock issued to employee shareholders of IndustryBrains were valued at approximately $3.0 million.